2

         The Fairchild Corporation
         110 East 59th Street, 31st Floor New York, NY 10022 212-308-6700 / Fax:
         212-888-5674



Jeffrey J. Steiner
Chairman & Chief Executive Officer

                                                                January 22, 2003

Dr. Eric I. Steiner The Fairchild Corporation 45025 Aviation Drive, Suite 400 Dulles, VA 20166

         RE:      Amendment to Employment Agreement dated February 27, 1998

Dear Eric:

You and The Fairchild Corporation (the "Company") have entered into an Employment Agreement dated as of August 1, 2000 (the "Employment Agreement"), regarding the terms of your employment with the Company. This letter constitutes an "Amendment" to the Employment Agreement. Capitalized terms used but not otherwise defined herein have the meaning ascribed to them in the Employment Agreement. This Amendment is entered into in order to induce your continued employment with the Company, and for other valuable consideration, the receipt and adequacy of which are acknowledged by both parties.

Satisfaction of Change of Control Payment Obligations: Section 9 of the Employment Agreement provides that in the event of a Company Change of Control you shall be entitled to a Change of Control Payment and your employment shall terminate; and in the event of a Fairchild Fasteners Change of Control, you shall be entitled to a receive a Change of Control Payment and the Company may (but shall not be required to) elect to terminate your employment.

On December 3, 2002, Fairchild Fasteners was acquired by Alcoa Inc. (the "Alcoa Transaction"). In connection with the Alcoa Transaction, and the relinquishment of your rights to any future change of control payments under your existing Employment Agreement, the Company's Board of Directors has agreed that you are entitled to a change of control payment in the aggregate amount of $5,434,000. Fifty percent (50%) of such payment will be made to you in January 2003. The remaining 50% shall be paid to you in four equal quarterly installments, with the first installment to be made on March 3, 2003.

By executing this Amendment, you agree that the payments made or to be made to you in connection with the Alcoa Transaction (as provided in the paragraph above) fully satisfy the Company's obligations under Section 9 of the Employment Agreement. You also agree that the Company shall have no further payment obligations to you under Section 9 of the Employment Agreement, irrespective of any future Change of Control, and that Section 9 shall be deemed deleted, in its entirety, from the Employment Agreement effective as of the date hereof.

The Company did not elect to terminate your employment in connection with the Alcoa Transaction.

Effect of Amendment: Except as amended hereby, the Employment Agreement shall remain in full force and effect.

Governing Law: This Amendment shall be governed by Delaware law, without regard to its conflict of law provisions.

Amendments and Waivers. This Amendment may not be amended or waived except in writing, signed by the person against whom such amendment or waiver or sought to be enforced.

Subject to Board Ratification. This Amendment is conditioned on approval and ratification by the Company's Board of Directors. In the event such approval and ratification is not obtained on or before March 31, 2003, this Amendment shall be null and void.

Please acknowledge your agreement with the terms of this Amendment by signing the attached copy and returning same to The Fairchild Corporation (Attention, Mary Shaw.) This Amendment shall be effective as of the date of your acceptance or upon the approval and ratification by the Company's Board of Directors (whichever occurs last).


                                    Very truly yours,

                                    THE FAIRCHILD CORPORATION


                                    By:     /s/ JEFFREY J. STEINER
                                            ----------------------
                                            Jeffrey J. Steiner
                                            Chairman & Chief Executive Officer


ACCEPTED AND AGREED

/s/ ERIC I. STEINER                 Date: January 22, 2003
-------------------
Eric I. Steiner


Date of Board Approval And Ratification: February 6, 2003
                                         ----------------